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                                                                    EXHIBIT 3.21

                          CERTIFICATE OF INCORPORATION
                                       OF
                         NAPCO MANUFACTURING CORPORATION

                  1. The name of the corporation is NAPCO MANUFACTURING CORPORATION.

                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) and the par value of each such shares is One Dollar ($1.00) amounting in the aggregate to Ten Thousand Dollars ($10,000).

                  5A.      The name and mailing address of the incorporator is
as follows:

                           NAME                     MAILING ADDRESS

                           W.T. Erwin               CT Corporation System
                                                    811 Dallas Avenue
                                                    Houston, Texas 77002

                           E.W. Patterson.          CT Corporation System
                                                    811 Dallas Avenue
                                                    Houston, Texas 77002

                           E.A. Wallace             CT Corporation System
                                                    811 Dallas Avenue
                                                    Houston, Texas 77002

                  5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                           NAME                     MAILING ADDRESS

                           S. Clayton Snear         544 Westheimer
                                                    Suite 1560
                                                    Houston, Texas 77056

                  6.       The corporation is to have perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

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                  8.       The corporation reserves the right to amend, alter,
change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 25th day of May, 1994.

                                               /s/ W.T. Erwin, Jr.
                                               ---------------------------------
                                                   W.T. Erwin, Jr.

                                               /s/ E.W. Patterson
                                               ---------------------------------
                                                   E.W. Patterson

                                               /s/ E.A. Wallace
                                               ---------------------------------
                                                   E.A. Wallace

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